Exhibit 4.AA

REPUBLIC OF SENEGAL One People – One Goal – One Faith	12.31.2008 * 11077 No. _____________/MMI PME/DMG
MINISTRY OF MINES INDUSTRY AND SMALL/MEDIUM SIZE BUSINESSES

Summary:

Ministerial Order relating to a second extension of a mining exploration permit pertaining to gold and other ancillary substances on the Sabodala Perimeter, transferred to “OROMIN Joint Venture Group Explorations Ltd” and extended first by order no. 000599/MEM/DMG of February 7, 2007.

THE MINISTER OF STATE,

MINISTER OF MINES, INDUSTRY AND SMALL AND

MEDIUM SIZE BUSINESSES (SMB),

In view of the Constitution;

In view of Law no. 64-46 of June 17, 1964, relating to the National Domaine, together with other texts issued for the implementation thereof;

In view of Law no. 2003-36 of November 2003, concerning a Mining Code;

In view of Decree no. 2004-647 of May 17, 2004, specifying the terms of implementation of the law concerning the Mining Code;

In view of Decree no. 2007-826 of June 19, 2007, appointing the Prime Minister;

In view of Decree no. 2007-973 of September 7, 2007, relating to the functions of the Ministry of Mines and Industry;

In view of Decree no. 2008-1026 of September 10, 2008, relating to the distribution of functions among the State Services and of the control of public establishments, national companies and corporations in which the Presidency of the Republic, the Prime Ministry and Ministries hold a public interest;

In view of Decree no. 2008-1302 of November 13, 2008, appointing a Minister of State and fixing the Government composition;

In view of Order no. 000918/MEM/DMG of March 4, 2005, granting to the Oromin Explorations Ltd company a mining exploration permit relating to gold and other ancillary substances (Sabodala Perimeter, 230 km2);

In view of Order no. 000599/MEM/DMG of February 7, 2007, transferring to “OROMIN Joint Ventures Group Explorations Ltd” and extending a mining exploration permit relating to gold and other ancillary substances (Sabodala Perimeter, 230 km2);

In view of the mining agreement executed on February 17, 2005, between the State of Senegal and the OROMIN Explorations Ltd company; and

In view of the request by the “OROMIN Joint Venture Group Explorations Ltd” for an extension, dated October 21, 2008;

UPON proposal from the Director of Mines and Geology, hereby

O R D E R S

FIRST ARTICLE:

The mining exploration permit for the Sabodala Perimeter relating to gold and other ancillary substances, transferred to “OROMIN Joint Venture Group Explorations Ltd”, extended a first time by order no. 000599/MEM/DMG dated February 7, 2007, is hereby extended.

ARTICLE 2:

The exploration permit shall be extended for a twelve (12) month’s duration from December 22, 2008, the date of expiry of order no. 0005999/MEM/DMG dated February 7, 2007.

ARTICLE 3:

The Perimeter of the extended exploration permit, deemed to have a 212.6 km2 surface area, is delimited by metes-and-bounds and UTM WGS84 (Zone 28 P) coordinates as follow:

Points	X	Y
A	814 448	1 467 544
B	826 026	1 463 606
C	812 226	1 444 991
D	802 663	1 450 881
E	807 539	1 457 938
F	811 548	1 457 938
G	811 548	1 456 220
H	814 448	1 456 220

ARTICLE 4:

The minimum amount of budget appropriations during the validity period of the second extension of the mining exploration permit has been fixed at twelve million (12,000,000.00) USD.

ARTICLE 5:

The entire provisions of Articles 5, 6, and 7 of Order no. 00918/MEM/DMG of March 4, 2005, granting the exploration permit remain unchanged.

ARTICLE 6:

The Governor of the Kedougou Region and the Director of Mines and Geology have the responsibility, each in his own capacity, of implementing this order which shall be published and communicated anywhere as is necessary.

The Minister of State,
Minister of Mines, Industry
and SMB
[Seal of the Ministry]
[signature] [Illegible]
Maître[1] Ousmane NGOM

TRUE COPIES TO:

PR

1

SGG

1

MMIPME

2

M. Interior

1

Governor, Kedougou

1

Prefect, Kedougou

1

DMG

5

D. Pub. Domaine

1

D. Environment

1

D. Waters & Forestry

1

CDGM/Kedougou

1

SR/MMIPME/Tamba

1

Interested Party

1

JORS

2/20

1

“Maître” is a courtesy title for Attorneys at law in countries governed by French law.

To view the official French Extension document, stamped by the Ministry of Mines, Republic of Senegal, please follow the link here: Saboldala Permit Extension Approval